Saia Inc. – Saia – Earnings Conference Call Transcript – 10/27/2023 10:00 AM ET

Company Participants

Doug Col - Executive Vice President & Chief Financial Officer

Fritz Holzgrefe – President & Chief Executive Officer

Conference Call Participants

Chris Wetherbee – Citigroup

Amit Mehrotra – Deutsche Bank

Scott Group - Wolfe Research

Jack Atkins – Stephens

Ken Hoexter – Bank of America

Allison Poliniak-Cusic – Wells Fargo

Bruce Chan – Stifel

Jordan Alliger – Goldman Sachs

Eric Morgan – Barclays

Ravi Shanker – Morgan Stanley

Jason Seidl – TD Cowen

Tom Wadewitz – UBS

Stephanie Moore – Jefferies

Christopher Kuhn – The Benchmark Company

Bascome Majors – Susquehanna

Operator

Thank you for standing by. My name is Eric, and I will be your conference operator today. At this time, I would like to welcome everyone to the Q3 2023 Saia Incorporated Earnings Conference call. [Operator Instructions]

I would now like to turn the call over to Doug Col, Executive Vice President and CFO. Please go ahead.

Doug Col

Thanks. Good morning, everyone. Welcome to Saia's third quarter 2023 conference call. With me for today's call is Saia's President and Chief Executive Officer Fritz Holzgrefe. Before we begin, you should know that during this call we may make some forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all other statements that might be made on this call that are not historical facts are subject to a number of risks and uncertainties and actual results may differ materially. We refer you to our press release and our SEC filings for more information on the exact risk factors that could cause actual results to differ.

I'll now turn the call over to Fritz for some opening comments.

Fritz Holzgrefe

Good morning. Thank you for joining us to discuss Saia's third quarter results. Our third quarter revenue of $775 million surpassed last year's third quarter revenue by 6.2% and is a record for any quarter in our company's history. Shipments per workday increased by 12.2% compared to last year, obviously impacted in a positive way from the shuttering of operations at a competitor that began in late July. The sudden elimination of industry capacities presented challenges for customers and carriers alike, but the transition to other providers seems to have gone relatively smoothly. At Saia, we monitor our critical service indicators daily. I was pleased to see that despite the influx of freight, in a matter of days, we were able to sustain very high levels of service. In our view, it was critical to maintain high service levels as this time provided a unique opportunity to show customers our differentiated service in the midst of industry disruption.

As we've been able to maintain high service levels, pricing has been positive, and our yield or revenue per hundredweight, excluding fuel surcharge, increased by 8.4% compared to last year. The reported yield improved in part due to the 5% decline in average weight per shipment. But despite the lower weight, revenue per shipment, excluding fuel surcharge, still increased by 3%. The weeks and months that have followed the major industry disruption has been marked by long days for our employees. We've been putting forth a concentrated effort to maintain great customer service and meet the needs of our customers. We supplemented our growing linehaul network with additional purchase transportation where needed to keep our network fluid and service levels high. At the same time, we've also incurred quite a bit of overtime to handle the immediate step up in volumes we've felt. Since the end of June, we've hired and onboarded more than 1,000 new Saia employees. The scale of that hiring effort and the training that is required to onboard each associate has been a necessary cost headwind that had to be absorbed. Our third quarter operating ratio of 83.4% compares to 82.7% posted in the second quarter of 2023 and 82.4% posted in the third quarter last year.

I'll now turn the call over to Doug for more details from our third quarter results.

Doug Col

Thanks, Fritz. Third quarter revenue increased by $45.6 million to $775.1 million, as Fritz mentioned. Yield, excluding fuel surcharge, improved by 8.4%, while yield increased 3.1%, including fuel surcharge. Revenue per shipment, excluding fuel surcharge, increased 3% to $290.79 compared to $282.41 in the third quarter of 2022. Fuel surcharge revenue decreased by 12.3% and was 16.9% of total revenue compared to 20.5% a year ago, as national average diesel prices are lower than in 2022. Tonnage per workday increased 6.7% attributable to a 12.2% increase in shipments per workday, offset by a 5% decrease in our average weight per shipment. Length of haul remained essentially flat compared to the prior year at 896 miles.

Shifting to the expense side for a few key items of note in the quarter. Salaries, wages, and benefits increased 15.9%. This change was primarily driven by an increase in employee hours and an 8.9% increase in headcount in response to overall increased volumes during the quarter, combined with a company-wide wage increase in July of approximately 4.1%. Purchase transportation expense decreased by 10.2% compared to the third quarter last year, primarily due to a decrease in cost per mile, partially offset by an increase in LTL purchase transportation miles compared to that same period in 2022.

PT miles were 18% of total linehaul miles in the quarter, compared to 17.1% last year. PT expense was 9.9% of total revenue compared to 11.7% in the third quarter of 2022. Fuel expense decreased by 9.1% in the quarter in spite of company miles increasing 5.5% year over year. The decrease in fuel expense was primarily the result of national average diesel prices decreasing by over 17% on a year-over-year basis. Claims and insurance expense increased by 12.7% year over year in the quarter and was up 6.3% or $1.1 million sequentially from the second quarter of 2023. The increase compared to the third quarter of 2022 was primarily due to increases in insurance premiums, as well as, accident-related self-insurance costs.

Depreciation expense of $45.6 million in the quarter was 12.1% higher year over year, primarily due to ongoing investments in revenue equipment and network expansion. So our total operating expenses increased by 7.6% in the quarter, and with the year-over-year revenue increase of 6.2%, our operating ratio deteriorated to an 83.4% number compared to 82.4% a year ago. Our tax rate for the third quarter was 24.6%, compared to 23.3% in the third quarter last year, and our diluted earnings per share were flat at $3.67 compared to the third quarter a year ago.

I'll now turn the call back over to Fritz for some closing comments.

Fritz Holzgrefe

Thanks, Doug. While the last few months of increased activity have been refreshing following a year of negative freight trends, I think it is important to highlight that the macro freight environment outlook remains uncertain. At Saia, we'll continue to put the customer first and seek to fulfill service commitments for both existing and new customers. Our first half operating results highlighted an important underlying business trend, as our internal growth initiatives are proving successful. We look to continue to leverage those initiatives along with maintaining new business and growing in the midst of this quarter's market disruption.

It is important to note in the early days of the industry consolidation, customers often were looking for available capacity. Longer-term, we strongly believe that customers will gravitate to those partners that provide the best service and best support of their customers' value proposition. Maintaining those service levels requires continuous reinvestment in the business. As we have a long history of doing, we're going to make sure that freight rates are commensurate with the quality of service we provide. We will continue to be opportunistic as it relates to terminal acquisitions, and we'll continue down the path of expanding our network, not only to reach new customers in markets where we may not be currently be serving, but also to get closer to customers in existing markets.

Our financial performance positions us to take advantage of investment opportunities. We continue to manage a pipeline for expansion and will look to match those investments with the economic environment. In some cases, we may accelerate an opportunity, prioritizing those that most immediately enhance our service proposition. Our value proposition is raised in the eyes of our customers as we've moved closer to them and are able to provide more for them. We're also intent in developing business around the 20 or so terminals opened in the last three years. History shows us that if we have a meaningful footprint in a market, we have a service offering that enables us to have an outsized share compared to our national average industry share. With this strategy being executed by the best team in the business, I remain excited about our ability to gain market share and do so with improving profitability over time.

With that said, we're now ready to open the line for questions, operator.

Operator

[Operator Instructions] Your first question comes from Chris Wetherbee with Citigroup.

Chris Wetherbee

Obviously, you took on a significant amount of volume sequentially and had to respond to that with increased resources. Where do you think you are today in terms of resources relative to what maybe you see the opportunity over the course of the next couple of quarters? Maybe honing in specifically on the fourth quarter, how does that impact the OR as you think about it sequentially?

Doug Col

Chris, yes, like you say, sequentially, Q3 compared to Q2 shipments per day, up low-double-digits, quite a big step up. But I think we absorbed the change pretty well even in late July and got into a better place in August. So FTEs, I think on a Q2 to Q3 basis were up almost 9.5% compared to a headcount increase of about 7%. So you can see we were using a lot more hours to handle the business, to onboard and train new associates, and all. But if I just look at our performance OR wise, as we move from July into August and September, it got quite a bit better. So I think we absorbed that initial, call it, 10% to 11% step up and then got into a better run rate. So I expect more normal seasonality now, not only in the volume trends but how we operate. And historically, Q3 to Q4 is about a 200 basis point degradation if we look back last three to five years. And we've got less than a month under our belt. I hope we can do a little bit better than that. So maybe it's a range of 150 to 200 basis points of degradation is what we might expect.

Chris Wetherbee

Okay. And I guess just maybe a quick one on the price environment. Just want to get a sense of how you're thinking about that. Obviously, we can see some of the metrics, and your results have shown that acceleration, I guess. Where do you think we are in this process of moving through? Obviously, you put a GRI in relatively recently and that stepped up. So how do you think about the pricing setup over the course of the next several quarters?

Fritz Holzgrefe

Yes. Chris, as we look at managing the book of business, this is in our playbook where we make the assessment, we understand the investments we have to make to support high levels of service. And then as the contractual renewals come up, I would expect that we'll continue to work on making sure we're driving our pricing to market. And at this stage, I think there continues to be runway for us in that regard. And I think that we have a product that our sales team can get out and help drive that, get us closer to where market should be for the level of service that we're providing to customers. So I think probably our GRI reflects that, and I think we'll see that across our book of business going forward.

Operator

Your next question comes from the line of Amit Mehrotra with Deutsche Bank.

Amit Mehrotra

Doug, I wanted to just circle back on that OR commentary for the fourth quarter because I know you're comparing it to the last three to five years. I just don't know how relevant that period is, given where you and the industry are today. And so if I were to just think about the amount of onboarding you did in the third quarter, I guess it takes 10 days to train somebody, and you've got 63 days or whatever in the quarter, so there's a big productivity deficit, I would imagine. So as you think about the relationship between PT and labor costs, why couldn't we see much better than that 200 to 300 basis point sequential? Because I think the wage increase went in early July. So longwinded way of saying, is that just conservatism or just talk about the walk in terms of the productivity deficit you guys had in the third quarter?

Doug Col

I don't know. If I go back to my example in Q3, the OR in July north of 86%, I think, of a monthly OR. And then for the quarter to end up where it did, I feel like we got back in a pretty good spot. Even today, hopefully it's a near-term peak. I think overtime percentage hopefully peaked in September. We see it down a little bit in October. That's good news. But we're still renting a lot of equipment to handle this business, and we'll step up our equipment deliveries and buys next year to operate well at these higher levels. But we've still got some costs that are related to this unusual event. So in my view, I'm not building in a lot of conservativism there. 150 to 200 basis points is a little bit more open range than guiding straight to the historical 200 basis points. Now I hope to do better than that, but I think we're still investing to maintain the high service level. And the GRI has been announced. It'll go into effect beginning of December, and that impacts 20% to 25% of the book of business, but again, it's a seasonally slow month to be putting that in place. It's just necessary. And you know from following us closely, we've absorbed all this volume, we've done a good job for our customer, I don't think you heard any anecdotes during the quarter of big service disruptions in our network or anything like that. So we spent money to provide good service, and now it's just work, right? Now, it's just going through that grind we've been going through for a few years. We handle the business, then we go say, hey, we've done a good job for you, but it looks like we're below market for the value we're adding, and we need a rate increase. So we don't mind running off a little volume if it doesn't work. So now we've got the new volumes, a lot of it with existing customers, we've met some new customers, and now we've just got to work, right? We got to price it and play the long game here. But we're really pleased with how good the service stayed throughout this. And we didn't really have many weeks we walked into where we weren't prepared. And that's just kudos to all the folks that made it happen out in the field, and our ops team and all the investments we've made over there over the years to do a good job for people. Now we're going to go out and try to get paid for it.

Amit Mehrotra

Okay. And then just as a follow up, I obviously pay very close attention to the Mastio data. And if you look at the Mastio data carefully, it looks like you guys are even more of a value today in your eyes of the customers than you were last year. And you were already a pretty nice value last year. I just wonder if the pricing is keeping pace with the service sustainability and whether there's an opportunity to be more aggressive? I know you did a GRI of 7.5%. It's the highest GRI, tied with 2021. So it's a little bit of a weird question, but I wonder if you could be even more aggressive given, in the eyes of your customers, the survey tells you that you're even more of a value today than you were last year.

Fritz Holzgrefe

We, as you might expect, have studied the Mastio data as well. And one of the things that's particularly pleasing to us as we look across all the attributes, how many that we improved on year over year in terms of that customer experience, and that's really important because that then gets to the place that says that level of service requires a high level of investment on our part. And that's going to require that we continue to push and making sure that we're paid for all that investment. Customers are getting a lot of value for it, and at the same time, that requires investment from us and that's going to require that we make sure the pricing is in line with where it needs to be. So I look at that data, and I'm pleased with the service performance because I think what that says is that Saia has an opportunity to continue to pursue the best-in-class opportunity and then get paid for it. That's all part of it and it requires investment to be able to maintain that service.

Operator

Your next question comes from the line of Scott Group with Wolfe Research.

Scott Group

Did you guys give the October tonnage and pricing renewals? I don't think I heard those, if you can give those. And then, Doug, can you just clarify your comment about the July OR versus the Q3 OR, is that somewhat seasonally normal where July is always the worst OR of the quarter in Q3?

Doug Col

Sure. So September, I don't think you have the September numbers yet. We haven't given those. So September shipments were up 16.3%. The tonnage was up 9.7%, with weight per shipment down 5.7%, all of those per workday numbers. October shipments per workday up 18.6% and tonnage is up 8.4% per workday here in October. So weight per shipment continuing to run lower, down 8.6% so far in October. That's through the middle of this week.

And in terms of the OR, look, July has got 20 days this year. We figured we had half a day in there too because of where the 4th of July fell. Monday was kind of a hanging day. So that's a tough month with 19.5 workdays in it. But I'm just saying the magnitude of improvement in August of 400 to 500 basis points, really shows us that we absorbed it pretty well despite the need for the extra labor and linehaul support, and that we're pretty pleased with how we adapted to those volumes. And as we get folks settled in and can bring the overtime cost down more, that's an opportunity. Now as we run into these seasonally slower months the next few months, that's what you do, right? You manage down hours every day in every terminal and get ready for it because seasonally that's what we're walking into next few months.

Scott Group

Yes. And then maybe people are disappointed near-term OR, fine. Fritz, I want to just ask you about ultimately what the operating leverage and margin profile could look like a year from now, right? I think in the past you've talked about 100 to 200 basis points of margin improvement a year. I know it's early, but we're digesting some costs this year. And I'm guessing we'll have opportunities to get more price next year. Is next year a year where it should be in that one to two point range? Should it be better than that, given what you know today? Just how should we think about ultimately where the operating leverage and margins can go?

Fritz Holzgrefe

Well, I think the big thing to think about is that if you look at this over the longer term, I don't see an impediment for us not driving this into the 70s OR. That's out there. That's available to us. We have proven that we can handle a disruption, big step-up in volume changes, and all those things. Our team is really conditioned to maintain very high levels of service. And if you do that, you've got an opportunity to continue to push our pricing to where it ought to be in the market.

Now, the tough part about the question you asked, Scott, is next year I would expect to have OR improvement over where we exit this year. And I think the ranges you talk about, they make some sense. Maybe it's 150 to 200 basis points, that makes some sense. But I can't really opine yet on what the overall macro-environment is going to look like next year. You hear things that are a little bit positive and constructive. I'd sure like to see that realized, but I think that what's most important are the things that Saia can control, and I think we have done a great job of handling our customers business this quarter. And I think what that does is that positions us to continue to drive the result, and I think we ought to perform well next year in a good environment. And I think most significantly, longer term, I don't see a limit to what we can do as an organization. So I'm excited about the prospects.

Scott Group

So is the answer, Fritz, that, hey, we've never had mid-teens, high-teens shipment growth before. Ultimately this is going to be great, but that's a big number. It's going to take maybe a little bit longer to fully digest and leverage. Is that the idea?

Fritz Holzgrefe

Yes. Scott, we talked about the 1,000 folks that we added on the team in the third quarter, 40% of those were drivers. So what that is, is that's us building density in our internal resources, that's driving our linehaul costs, leveraging our linehaul network. As we get scale in the business, I think we're going to see the benefits of scale. But what's important while we're getting that figured out and getting that scale to the right level, we absolutely cannot come short on service with customers. So our focus is always going to be service first and then let's build the cost structure around that. And I think there's an opportunity for us to certainly leverage the business. That's the great value of what we can drive in the organization because we've proven that we can provide repeatable high levels of service.

Operator

Your next question comes from the line of Jack Atkins with Stephens.

Jack Atkins

So maybe if I could just follow up on that last line of questioning there for a moment. Fritz, as the business grows and matures and as you add terminals and service centers across the network and gain density on the investments that you've been making, can you maybe update us on how your thoughts around the incremental margin profile of the business should look? I know right now obviously it's tougher in the short term given how dynamic the market is. But how are you thinking about incremental margins on your business over the longer term now?

Fritz Holzgrefe

Yes, I think when you look back the last couple of years, and we saw a more favorable environment as we grew, adding facilities, you saw us getting incrementals of 25% to 30% in there. And I think as you go forward, as we get more normalized, we've brought all this new freight into our network, got it stabilized, continue to open facilities, I think you'll see us return our incremental margins to that level. Now, of course, if most of that comes in the revenue line in the form of pushing our pricing to more market levels, then maybe we push up that incremental margin profile. But as the company builds scale over time, I think that scale automatically means that those incrementals are going to get better. And I feel really good about that. And I think that's what's going to drive the OR into the 70s, frankly, is because of our ability to execute on that.

Jack Atkins

Yes, absolutely right. And we've seen accelerating incrementals from some of your competitors as that's happened, so that makes a lot of sense. I guess maybe for my follow-up question, just going back to October for a moment, there was further disruption from another competitor due to a cyberattack. Have you seen much of an impact from that? I guess that would have been the first half of October. And I guess how do you think about, all things considered, the amount of latent capacity you have in the network as it stands today?

Doug Col

Yes. We definitely saw an impact for a few days there. Normal seasonality for us, September to October, is down about 2%, and we're running better than that, we're down, call it, 1% now. So we definitely saw some effect from that disruption there, and it feels like they got it resolved. But there were a few days there where we saw it flow through. So in terms of...

Fritz Holzgrefe

Incremental capacity, we're probably, Jack, it's going to be a pretty similar response that I've had in other quarters. It depends on the location, but I think we're 15% to 20% incremental capacity. Some of the pinch points we had, Salt Lake City we opened a replacement facility in that market in this quarter, and that's a huge opportunity for us. So that helps the capacity number. So I think we're in that range. But you know what, we also know how to flex if we have to, so we can go beyond that if need be.

Operator

Your next question comes from the line of Ken Hoexter with Bank of America.

Ken Hoexter

Great detail on the cost leverage. Just to follow up on that last question there, Fritz. You got 15% to 20% but you grew volumes 18% in October. So if it was 15% to 20% before or was it 20%, 25%, 30% before, and now you're at 15% to 20%? I just want to understand just with the phenomenal thoughts. And then just other data, maybe on-time performance and claims ratio, can you give us an update on those?

Fritz Holzgrefe

Yes. So on the capacity comment, one of the things that we know how to leverage, we know how to leverage a linehaul network well, and we judiciously have used purchase transportation, and we know how to manage that well, maintain service levels with that. So that's our flex capacity. We've long done that. So we're pretty comfortable with it. With respect to the service levels, we measure service levels on a variety of different points, whether it's pickup completion, on-time delivery, it's claims, and we're tracking at or above where we were prior to, not only this disruption, but if you go back to even the most disrupted times. So we're very pleased with where we are with that. That's an important measurement for our customers. And as you know, we measure that every day.

Ken Hoexter

So is there a number that you give in terms of on-time performance and claims ratio?

Fritz Holzgrefe

The claims number is, what, 0.58%. And on-time, we measure it. We have our internal measurements, and we're at 98%, 99% as we report customers. And internally, we measure it our own metrics. We're well above our internal standards.

Ken Hoexter

Okay. I guess with such a strong volume gain, thoughts on the sustainability of those volume gains. We've heard some of the peers struggled. We saw one carrier give some back in October. Any thoughts on the movement back of some of these volumes or will the sustainability continue to grow in the face of others struggling?

Fritz Holzgrefe

Well, I think people that value service and on-time and quality, they're going to gravitate to Saia. I think folks that maybe are looking for cheaper service, lower-quality service, they're going to move on, and we're okay with that. We're not in a game to see how much incremental volume we can drive. We're looking at creating value not only for our customers, but for our shareholders. So I'm not necessarily worried about seeing how fast we can grow. We're more worried about executing and making sure that we're in a position where we can get paid for very high levels of service and consistency.

Ken Hoexter

I appreciate the time. It's just obvious the concern here is just you have phenomenal growth and the concern on how you get that cost leverage. But it sounds like just something that continues over time as you work through the quick added costs and just get the benefit with the pricing over time. Appreciate the thoughts.

Fritz Holzgrefe

Yes, absolutely.

Operator

Your next question comes from the line of Allison Poliniak with Wells Fargo.

Allison Poliniak

Just want to go back to your comment on the pinch points. I think you mentioned in terms of terminal investment, maybe some incremental acceleration into next year potentially. Is this influx of volumes highlighting any potential holes or, to your point, pinch points that maybe we would see that in the first half of the year? Just any thoughts there.

Fritz Holzgrefe

I think it was great to get the Salt Lake City facility open. That helped our western region. It's a big break operation for us. So that's pretty exciting. We've got some projects coming online in the first quarter that if we continue at these levels, we're going to get some benefits, primarily in the ones coming in the first quarter are ones that, frankly, it's an incremental service opportunity for our customers. So I think that's exciting. And so I don't think there's one call out per se that would say that it's a capacity play. Most of these that are online at this point are ones that are really related to getting closer to the customer. So those are great value.

Allison Poliniak

Got it. And then just in terms of some of the new volume brought on, is there any way to understand the mix between new customers versus existing customers where you can increase those density or scale that you have with them? Just any thoughts there.

Fritz Holzgrefe

Yes. So a good portion of what we brought on actually was with maybe where we had an account that we shared with the rest of the market. And as one player exits the market, we pick up incremental levels of business from a customer. You get some economies at the pickup part, but at delivery may actually go to different markets or have different profiles. And in those cases, that may not operate quite as efficiently or effectively. So it's very important that we then make sure we understand what the impact of this new volume is. Some of this volume may not be something that makes a whole lot of sense for Saia. It may need to gravitate somewhere else in the market, whereas there could be a customer that we picked up a shared account or we picked up some additional business, and they say while the service level is really helping drive value in our organization, I need to do more business with Saia. And we just got to make sure we get the pricing right. And we get that right, then I think it's a winning proposition both for the customer and us. And that's business we keep over time.

Operator

Your next question comes from the line of Bruce Chan with Stifel.

Bruce Chan

Just maybe want to get some clarification around the CapEx guidance. Doug, maybe if you can give us a breakdown of what's maintenance and what's growth. And then when you think about the fleet, I know, Fritz, you talked about the opportunity to flex up on the linehaul, but do you need to maybe grow the tractor or trailing fleet as we move into next year as well?

Doug Col

Yes. It's a little early to give some real clear CapEx guidance, but we're expecting a pretty big year next year, as you point out, on the equipment side. Both in our network operations as well as city operations, we see a good benefit if we're able to secure more equipment, put more trailers out there in customers' yards. Our network fluidity requires more pups each and every year and especially after this volume step up. So you'll see a step up of investment for sure on the trailer side. Our age of fleet on the tractor side is in pretty good shape. We'll have some growth equipment coming in, but I could see a CapEx number next year certainly running in excess of $0.5 billion. And again, we're still in the 2024 planning stages right now, a lot of moving pieces, as you're familiar with on the real estate front. So we'll give you some better guidance as we're able to put it together ourselves. But a big opportunity on the equipment side, I think, to be in a position to keep running the network effectively, take down some PT costs, and then take share if we can put trailers in big customers' yards. We're renting a lot of equipment right now, so we want to pull that rental cost out and get our own equipment out there.

Bruce Chan

Okay. And maybe just for a follow-up here. Any broad commentary on end markets, whether it's industrial versus consumer, anything to call out there on general inventory levels and whether some of those mix changes may be affecting the weight per shipment?

Doug Col

No, I think primarily what we've seen in the weight per shipment is customer driven. Like Fritz mentioned, some of the accounts we may have been servicing that others were in too. And as a competitor leaves, you get more opportunities there. And some of that for us, it's obvious, we've had some increases with retail customers and some of that's tending to be lighter weight. And like Fritz said, if you're going to the same location and getting extra shipments, that's great. You take out a piece of the cost component. Even if the revenue per shipment is lower, that math works. But there's instances where we're serving one DC for a big retailer and all of a sudden they need help in another DC, so it's not pickup economies, it's another pickup cost. And the revenue per shipment on some of that retail stuff is lighter and the weight is lighter, and that's what's driving the revenue per shipment.

Operator

Your next question comes from the line of Jordan Alliger with Goldman Sachs.

Jordan Alliger

Yes, just a follow up. I think you talked earlier about the hiring process of folks. And as you think ahead and the influx of business from the redistributed freight, how do you think about your headcount driver needs, et cetera, as you move ahead from here?

Fritz Holzgrefe

Yes. For us, as we build scale and density in this, certainly we want to make sure we leverage our internal assets and capabilities. One of the exciting things that I think we have to offer is that it's a great place to work for somebody that's interested in a career in transportation and logistics and they're professional truck driver and this business is growing healthy with a lot of opportunity. So I think that when you're recruiting drivers in this market, that's an effective place to be or a great place to be. And I think we've attracted that. And we'll continue focus on hiring because I think that we see runway to grow the business, we see runway to optimize the business. As we continue to utilize more of the scale that we developed in our linehaul network, that gives us an opportunity to really support and build that driver force around that. And I think that it's a challenge, always is, but I think that's a competency we're developing around recruiting too.

Operator

Your next question comes from the line of Eric Morgan with Barclays.

Eric Morgan

I just wanted to ask on the freight onboarding process this quarter. Your release mentioned you're focused on ensuring the freight profile was appropriate and margins met expectations. So just wanted to see if you could speak to that process a bit more. Obviously, you took on more freight than others, at least from the outside, that wasn't too profitable at the prior carrier. So just wondering if you could comment on some of the variables you look at with respect to margins, returns, density, things like that.

Fritz Holzgrefe

Yes, sure. Our focus is really making sure we understand the freight characteristics, that the freight that we pick up, understanding what its impact is on our network, where we're going to make those pickups and deliveries. And when you do all those things, you've got to make sure the pricing is right. So we pretty rigorously review that on an ongoing basis. And to the extent that there are situations where it's not priced appropriately, then we've got to go have the conversation with the customer or we've got to come through and provide the customer, remind the customer of the service they're getting, and then being in a position that we can make the appropriate pricing adjustments. And we started that as soon as we saw the changes in the marketplace. We've been rigorously on that, shows up in our results. You saw the GRI that we've communicated earlier this week. And those are all pointing to our focus around making sure that we're compensated for these high levels of service. We know what our customers are telling us. We watch very closely what the feedback is, both internally as we measure customer satisfaction on a daily basis, and then we watch what third parties say about what we're doing to satisfy the customer. And we look at that, and we say, listen, the pricing has got to be right based on what we're providing to the customer. And that makes it critically important that we do not disrupt service. You only get paid when you provide a great service. That's our focus.

Eric Morgan

Appreciate that. And maybe just a quick follow up on the end market question, specifically underlying demand. I know you mentioned you're expecting normal seasonality from here. Just wondering, outside of the industry disruption, if you're seeing any shifts on the horizon in terms of underlying demand, conversations from customers.

Fritz Holzgrefe

Maybe there's a little bit of optimism out there, but I think it's let's get a few months under our belt before we think that we've steered through choppy waters. But I think that into next year, maybe there's a little bit of more optimism, but we'll see. We're sort of, show me, let's see the evidence of things being better. In the meantime, let's focus on handling the freight for the customer, so when the business does and the market does return, which I think whenever that is, be it next year or the year after, we need to be in a position where the customer says, we got great service from Saia, so we're going to stay here, and we continue to grow that relationship. So today, I don't know that there is a big call out there, but we've continued to operate through this.

Operator

Your next question comes from the line of Ravi Shanker with Morgan Stanley.

Ravi Shanker

Apologies if I missed this earlier in the call, but did you say how much excess capacity you have right now in the network?

Fritz Holzgrefe

Yes, we think it's about 15% to 20% across the whole network.

Ravi Shanker

Got it. So if you have 15% to 20% on the door side and obviously not much, if anything, on the variable side, given what happened this quarter, I'm wondering what happens next year when volumes come back with the upcycle, right? How do we ensure that there is operating leverage and you guys can grow into that capacity? Is it just a case of serially adding more resources now or how do we think about operating leverage when the cycle turns up?

Fritz Holzgrefe

Yes. What we look at right now, we've had a pretty big step up in shipment count. So we immediately, as we saw that develop, really ramped up our recruiting efforts, and we added 1,000 employees as a result of that. And I think we'll be judicious about that. But I think as we continue to scale, we will continue to add resources where it's appropriate. And I think we feel pretty good about our ability to do that. Also, as we've opened facilities in new markets, we've done a good job around recruiting there. And I think that's something that we've been successful with. So I think in the next year I think we can continue to scale the business and look for opportunities as we build density, maybe we find that lower cost linehaul option, and that's usually internally resourced linehaul. So if we make that happen, I think, we can continue to grow this and build density in the business.

Operator

Your next question comes from the line of Jason Seidl with TD Cowen.

Jason Seidl

Wanted to shift the focus back to the additional employees hired. I think you commented that 40% out of the thousand were drivers. Did you guys experience a little bit of a productivity shift downward if a bunch of them were from Yellow because you had to train them a little bit more in the quarter? Just curious.

Fritz Holzgrefe

Anybody that we hire that comes into Saia, there's a principle that we have, which is we're going to put the customer first. So that's the first screen that we think about. We're going to work in a collaborative environment, and then we have how we operate and provide differentiated service: that requires an appropriate level of training, and we do that with anybody that we bring through our recruiting process. The worst thing that we can do is to provide uneven service to a customer. A customer is counting on us to provide the appropriate training and the team that will provide the high level of service. So that's how we think about it.

Jason Seidl

And what percentage of the drivers did come from Yellow.

Fritz Holzgrefe

Listen, what we focus on is we recruit everywhere, and we take a whole range of candidates, and we put people through our process. And once we find the folks that meet those core values, we're going to operate from there.

Jason Seidl

Fair enough. And as we look at your legacy terminal network, not the expansion areas, are there any places you foresee that you might be more aggressive at trying to get at terminals to expand?

Fritz Holzgrefe

The exciting thing when you're providing the service levels that we are, we have an opportunity, we think, to grow in just about every market that we're in in the country. We're thrilled with what we've done in Atlanta. We've opened two terminals here in the last few years, and we've seen great success there. And they're three of our highest performing terminals in the company now in the Atlanta market. Historically the one terminal we had, we struggled with. Maybe there's an opportunity for us to add a fourth here because the customers are getting a good experience and you have the opportunity to grow that. So in that case, it's not a capacity issue. It's really about just reach to the customer. So I think that those opportunities are around the country and it could be new markets we haven't been in long, and it could be ones we've been in for a long time. I think that's what's exciting about where we are.

Doug Col

Jason, just to follow up on that. I think if you were able to go forward and look back in a few years and say, where did all the growth come from? I still think our biggest opportunity is in markets that we already say we have a presence, but we don't have a representative footprint to provide the same level of coverage as some of our peers. When I think of some of our legacy markets, if I go down to our Gulf States roots and think about Louisiana and across through Texas, we have much higher market share there in terms of revenue share than we do in other parts of the country. So if I look at Texas, for example, we've got probably close to a couple dozen terminals down there, we've got a representative footprint that matches some of our national peers, we've got a double-digit revenue share there. And you compare that to our headline share in the industry and we're a 5% or 6% share of revenue. But in a market where we've got a similar footprint, our service allows us to go take share. So if we go do that in the

Northeast, we've grown from zero there to something like probably 3% to 3.5% share these days in a matter of a few years. But there are several regions in the country where we just need to be closer to the customer. We say we cover the market, but if we had two or three more terminals, we can get share. So it's an exciting time, and we look forward to getting a more representative footprint and taking that share.

Jason Seidl

Well, Doug, in terms of taking more share, getting back to the hires that you had in the quarter, if 40% were drivers, and 60% were potentially out there that could be salespeople. So did you have a lot of sales hires in the quarters that could ramp up and give you some of that density that you're looking for in some of those areas?

Fritz Holzgrefe

We certainly added a complement of sales folks as well in the quarter. It's great to be in a position where you can attract salespeople because they've got a great product to sell. So that's been good. And we've been able to add salespeople in not only developing markets, but ones that we've been in for a while. So it's a good place to be.

Operator

Your next question comes from the line of Tom Wadewitz with UBS.

Tom Wadewitz

So I wanted to ask you a quick one on price and then I have a question on the terminals as well. How should we think about revenue per hundredweight, ex fuel? You had a pretty strong number, 8.4% in a quarter. Is that something that can build further as you reprice more of the book, or is that a good run rate that we should look at going forward?

Doug Col

Yes. The yield calc itself, like you know, is influenced a little bit by the weight per shipment decline we saw. But I think our revenue per shipment growth was still positive at 3% ex fuel. With a 7.5% announced GRI and with growth in some of our national account customers that may not be operating as well with these new volumes, we're going to push for at least that. Our contractual renewals in the quarter were 5.6%. And that stuff that was really started leading up to the disruption in the industry. So they don't really even reflect the tightness that's going on post that event. So that rate was higher as we exited Q3 than the headline 5.6%. So our recent renewals are running higher than that. And we continue to think there's an opportunity to raise rates and the yield will be influenced a little bit by where the weight goes from here.

Tom Wadewitz

Yes. Okay. All right. And then I wanted to ask you, related to the growth in the terminal network, how we should think about your approach with the Yellow terminals. I guess it's twofold. One would be how do you think we should measure success so the results come out, you issue an 8-K if you get more terminals. Is that a good thing? I would tend to think so. I don't know if it's like, hey, you get five, that's not as good. Get 30 terminals, that's great. So I guess just high level, how might we think about whether you're successful or not with the Yellow terminal bid process? And then I guess related to that, it does seem like you have a real opportunity to pull forward some of that or build the pipeline and future growth. And I think the market's got a lot of confidence, notwithstanding some noise today, in your ability to execute. So can you think about, hey, we'll just really pull forward and we'll load up on future growth because we have this strategic opportunity to add a lot more terminals as opposed to doing year by year.

Fritz Holzgrefe

Yes. So, Tom, the way I would think about this is how we've been thinking about it ongoing, that we are continuously looking at our pipeline of opportunities which extends out for a couple of years, and we're very judicious about identifying locations, where they need to be, what the profile of those facilities are, where are our customers, and making sure the facilities that we add are there. I think if you look back at our track record, we know how to open things organically, we know how to build facilities and open them and do that in a pretty value-adding way. As far as what is going on in the Yellow process, I think that those are all facilities that are in some form are going to be available to the market, right. So we consider anything that's out there, those are facilities that we look at, and our position in the market are ones that we're buying facilities from companies that are much larger than we are in our space. So if the available assets are there, and we have the opportunity to participate in those, or as others maybe pursue opportunities and need to vacate a facility, those are things that we do pretty successfully. So I don't have a measurement around how many we need to have at any given point in time. I have a measurement that says we think we probably need to get to 240 to 250 facilities to provide apples-to-apples coverage and service to best in class. And I think we build to that point. We'll do it in a way that's judicious over time in which we are not only creating value for our shareholders, but also for our customers. So it's still a multi-year process, however you think about it.

Tom Wadewitz

Just one follow up on that. Do you consider a bigger step up? Is that something that could make sense, or you want to keep it more smooth?

Fritz Holzgrefe

Yes. Well, it's all about what the opportunities are. So if the macro-environment is favorable, we've seen that we're pretty good at accelerating. If things are maybe a little bit softer, more tepid, we'll slow it down and be judicious about how we open it. There are lots of outcomes that could come up in the industrial real estate market in the next six months to a year. And so there are infinite number of variables there, and we'll see how it plays out and what the opportunity looks like.

Doug Col

And you see that in this year's activity as well, right? We've opened six terminals year to date. We'll have a seventh one open next week. And we've got a couple more that we could probably push over the fence. And they're, in our view, new share opportunity markets, and we could probably get them over the fence in December, but we'll push them out into Q1. So we read the tea leaves and we see what we have going on in our business and then we flow them in as we think we can do it most smoothly. So we should have a pretty exciting year next year in terms of openings.

Operator

Your next question comes from the line of Stephanie Moore with Jefferies.

Stephanie Moore

I think pretty much every topic has been well addressed here. So I'm going to ask just one bigger picture question here. Maybe with just the benefit of hindsight now, as you navigated this major disruption for the industry, in terms of how everything has panned out over the last couple of months, maybe that's in terms of volume acceleration month over month, pricing, capacity addition, service performance, is there anything that has surprised you?

Fritz Holzgrefe

One of the things about the LTL business that I would say is that there's never two days in a row that are the same. I think we all saw what was going to potentially come in the early part of the year, as we read the news in the marketplace. The pace at which the competitor exited, it was a little bit maybe surprising, but what was exciting about it is having lived through the last few years with the pandemic and all the challenges that came along with that, our team was ready to go, and we executed on taking care of the customer. So the pace probably surprised me in my experience, but I was thrilled to see how we responded to it. So we'll see how the opportunity unfolds over the next several months to a year.

Stephanie Moore

And just as a follow up, the pace, meaning the amount of volumes initially, is what you're saying?

Fritz Holzgrefe

Yes. Basically, we went from slow growth, no growth, limited growth in total. Then all of a sudden, we have a 10%, 11%, 12% increase in shipments in a matter of days. And to watch our team respond to that, frankly, was awesome. That was the exciting part.

Operator

Your next question comes from the line of Chris Kuhn with The Benchmark Company.

Chris Kuhn

Thanks, guys. Sorry. As a bigger picture, with the shipments up and the costs up in the short term, just given the higher step up in volume, if you think longer term, once things settle in and get to normal seasonality, do you think you could get to that 70 OR handle faster than you might have thought? I know you didn't give a timeframe on it, but just curious, just given the higher volume and maybe the increased density.

Fritz Holzgrefe

Yes. No, I think that's very much in play, and you're going to need a little bit of a favorable macro-environment. But I think that the pace at which we can get there is absolutely in play. I think that the ability to maintain this stepped-up volume at a high level of service is going to be critical to that. And I'm excited to see where we are right now.

Operator

The next question is from Bascome Majors with Susquehanna.

Bascome Majors

Fritz, wanted to follow up on Tom's question about the terminal auction but from an industry perspective. For Saia and the broader industry in your guys' eyes, what is a good outcome for the LTL industry on where these terminals end up and how they're redeployed? What is a bad outcome? And how are you operationally preparing for a lot of different ways this can go. As you've already noted, a lot of different things can happen over the next 6 months with how this capacity is brought back into the market.

Fritz Holzgrefe

Yes. My guess is what will happen, it's a pretty big footprint. And it will be dispersed to the market. All LTL operators would probably have some potential opportunity either in how that process plays out or the secondary part of that process, as people maybe reposition their networks to match what's available and what the new facilities are. And there's going to be some cases that some of those don't get returned to the LTL business because maybe the economics make more sense for that to turn into a warehouse or industrial real estate property of some kind. So I think it remains to be seen what's going to happen to all of them. My guess is that even if one player gets them all, then I think that I'm not sure how likely of an outcome that is, but if it is, what I think would happen then is even those players or a player that would still probably lead to facilities being shifted around and some staying in service in the industry and others exiting. And I think what's important to note is that ongoing, even without this current situation, these LTL assets are getting traded amongst competitors as it is now. The facilities that we've opened this year, certainly we've opened new ones, but we've also purchased ones from folks that are repositioning their footprints in their network. So I think what's important is the ability to get those facilities and then replicate service. And I think as facilities trade and move within the industry, I think you'll see that. So it'll be probably a combination of all those things. So the first would be if there's one bidder that gets it all and they probably reposition some of those in their own network, others maybe they sell and they get traded amongst other competitors, and some will ultimately probably exit the market entirely.

Bascome Majors

The exit of that capacity tightened the market from a pricing perspective overnight. Do you have concerns that the redeployment, even if gradual, can loosen it, even as the economy is hopefully getting better next year and the year after?

Fritz Holzgrefe

No. I think if I look at how the market has responded here in the last several years, I think that generally this is a high-cost inflationary business that requires a lot of capital. And as facilities get redeployed and some get expanded and as the macroeconomy grows, I think those things will all match. I'm not really concerned about significant changes in increases in capacity. Frankly, if you watch what's happened over time, it continues to shrink.

Doug Col

And remember, Bascome, the industry was only able to absorb the volume so relatively smoothly because as an industry we'd all seen shipments and tonnage negative for the better part of a year when this event occurred. So if you thought you had capacity the year before, you had more capacity after 12 or 15 months down. So if your model says ISM is always going to be negative and nearshoring benefits aren't going to be a tailwind, then that's one thing. But remember, we've been in a freight slump here, so that's why we had capacity as a group to fill in the holes for customers. But if you get back to a more normalized industrial environment, we get some growth going again, you get port activity going again, you get benefits of nearshoring, well then that's another moat around pricing.

Operator

I will now turn the call over to Fritz Holzgrefe for closing remarks. Please go ahead.

Fritz Holzgrefe

Thank you for everyone that called in to hear the update on the exciting opportunities at Saia and our outlook for success in the coming quarters and look forward to giving everybody an update next quarter. Thank you.

Operator

Thank you. Ladies and gentlemen, this concludes today's call. Thank you all for joining and you may now disconnect your lines.